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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2006

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 E. Las Olas Boulevard, Suite 1730A, Ft. Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (201) 573-8000

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

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TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 9.01	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

EXHIBIT 99.1

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2006, Butler International, Inc. (the “Company”), along with certain of the Company’s subsidiaries and principal shareholders, entered into a Settlement Agreement and Mutual Release with Levine Leichtman Capital Partners III, L.P. (“Levine Leichtman”) , effective December 27, 2006 in full and final settlement of litigation between the parties. The agreement provides for a payment by the Company to Levine Leichtman in the sum of $1,265,000, which was paid in full, as provided for in the Securities Purchase Agreement dated June 30, 2006, among Levine Leichtman, the Company and certain of the Company’s subsidiaries. The agreement also confirmed the termination of the warrant for the purchase of 1,041,254 shares of Common Stock that the Company had issued to Levine Leichtman. The parties also agreed to mutually release each other against all claims. The settlement agreement was approved by an independent committee of the Board of Directors and by the full Board of Directors. A copy of the settlement agreement is attached hereto as Exhibit 10.1. A copy of the press release announcing the settlement agreement is attached is Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit Number	Description
10.1	Settlement Agreement and Mutual Release dated December 27, 2006.
99.1	Press Release dated January 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2007	BUTLER INTERNATIONAL, INC.

By:/s/ Mark Koscinski
Mark Koscinski
Principal Accounting Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1	Settlement Agreement and Mutual Release dated December 27, 2006.
99.1	Press Release dated January 4, 2007.

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